The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 25, 2026

JPMorgan Chase Financial Company LLC	June 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated June       , 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable Dual Directional Trigger PLUS, or “Trigger PLUS,” will pay no interest and do not guarantee any return of your principal at maturity. If the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment of at least $1,942.00 per Trigger PLUS, or at least 194.20% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying stock. If the underlying stock has depreciated in value but by no more than 50%, investors will receive at maturity the stated principal amount of the Trigger PLUS plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has depreciated below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline in the value of the underlying stock over the term of the Trigger PLUS. The Trigger PLUS are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and, if the Trigger PLUS have not been redeemed early, the leverage and absolute return features that in each case apply to a limited range of the performance of the underlying stock. The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS. The investor may lose a significant portion or all of the stated principal amount of the Trigger PLUS. The initial stock price is the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stock:	Common stock of Sandisk Corporation (Bloomberg ticker: SNDK UW Equity)
Aggregate principal amount:	$
Early redemption:	If, on the redemption observation date, the closing price of one share of the underlying stock is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS once they have been redeemed. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:	At least $1,942.00 per Trigger PLUS. The actual early redemption payment will be provided in the pricing supplement and will not be less than $1,942.00 per Trigger PLUS.

Payment at maturity:	If the Trigger PLUS have not been automatically redeemed prior to maturity and:
• the final stock price is greater than the initial stock price, for each $1,000 stated principal amount Trigger PLUS: $1,000 + leveraged upside payment
• the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 + ($1,000 × absolute stock return)

In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the underlying stock. In no event will this amount exceed the stated principal amount plus $500. Accordingly, the maximum downside payment at maturity is $1,500.00 per Trigger PLUS.

• the final stock price is less than the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 × stock performance factor

This amount will be less than the stated principal amount of $1,000 per Trigger PLUS and will represent a loss of more than 50%, and possibly all, of your investment.
Stock performance factor:	final stock price / initial stock price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Strike date:	June 23, 2026
Pricing date:	June , 2026 (expected to price on or about June 25, 2026)
Original issue date (settlement date):	June , 2026 (3 business days after the pricing date)
Maturity date*:	June 29, 2028
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount Trigger PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Trigger PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Trigger PLUS Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

If the Trigger PLUS priced today and assuming an early redemption payment equal to the minimum listed above, the estimated value of the Trigger PLUS would be approximately $927.80 per $1,000 stated principal amount Trigger PLUS. The estimated value of the Trigger PLUS on the pricing date will be provided in the pricing supplement and will not be less than $900.00 per $1,000 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Leveraged upside payment:	$1,000 × leverage factor × stock percent change
Stock percent change:	(final stock price – initial stock price) / initial stock price
Absolute stock return:	The absolute value of the stock percent change. For example, a -5% stock percent change will result in a +5% absolute stock return.
Leverage factor:	150%
Initial stock price:	$1,963.60, which was the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date
Final stock price:	The closing price of one share of the underlying stock on the valuation date
Stock adjustment factor:	The stock adjustment factor is referenced in determining the closing price of one share of the underlying stock and is set initially at 1.0 on the strike date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Trigger level:	$981.80, which is equal to 50% of the initial stock price
Redemption observation date*:	July 1, 2027
Redemption date*:	July 7, 2027
Valuation date*:	June 26, 2028
CUSIP / ISIN:	46661C3Y0 / US46661C3Y09
Listing:	The Trigger PLUS will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Trigger PLUS Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

June 2026	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028 (the “Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to at least $1,942.00 per Trigger PLUS, or at least 194.20% of the stated principal amount, if the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price.
▪	As an alternative to direct exposure to the underlying stock that, if the Trigger PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the underlying stock.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the underlying stock as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the underlying stock but only if the final stock price is greater than or equal to the trigger level.

Maturity:	Approximately 2 years
Early redemption payment:	At least $1,942.00 per Trigger PLUS (at least 194.20% of the stated principal amount) (to be provided in the pricing supplement)
Leverage factor:	150% (applicable only if the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price)
Trigger level:	50% of the initial stock price
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

June 2026	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to at least $1,942.00, or at least 194.20% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer leveraged upside exposure to an underlying asset and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has appreciated, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value but by no more than 50%, at maturity investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 50% return. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose a significant portion or all of the stated principal amount of the Trigger PLUS.

In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing price of one share of the underlying stock is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS after they have been redeemed.
Leveraged Upside Performance	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the underlying stock.
Absolute Return Feature	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to earn an unleveraged positive return if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level.
Upside Scenario if the Underlying Stock Appreciates	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price and, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the stock percent change.
Absolute Return Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, which is 50% of the initial stock price. In this case, the Trigger PLUS pay a 1% positive return for each 1% negative return of the underlying stock. For example, if the final stock price is 5% less than the initial stock price, the Trigger PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 50% return at maturity.

June 2026	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level. In this case, the Trigger PLUS pay an amount that is over 50% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final stock price from the initial stock price. (Example: If the underlying stock decreases in value by 60%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 60%, or $400 per Trigger PLUS.)

June 2026	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable Dual Directional Trigger PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical early redemption payment:	$1,942.00 per Trigger PLUS (194.20% of the stated principal amount)*
Leverage factor:	150%
Trigger level:	50% of the initial stock price

* The actual early redemption payment will be provided in the pricing supplement and will not be less than $1,942.00 per Trigger PLUS.

Diagram #1: Redemption Observation Date:

June 2026	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Trigger PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the redemption observation date, if the closing price of one share of the underlying stock is greater than or equal to the initial stock price, under the terms of Trigger PLUS, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment of $1,942.00 per Trigger PLUS, or 194.20% of the stated principal amount. If the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price, for each $1,000 stated principal amount Trigger PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 150% of the appreciation of the underlying stock over the term of the Trigger PLUS.
▪	For example, if the underlying stock appreciates 5%, investors will receive a 7.50% return, or $1,075.00 per Trigger PLUS.
▪	For example, if the underlying stock appreciates 65%, investors will receive a 97.50% return, or $1,975.00 per Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the underlying stock had appreciated 65% or more as of the redemption observation date, and as a result, the Trigger PLUS were automatically redeemed.
▪	Absolute Return Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, investors will receive a 1% positive return on the Trigger PLUS for each 1% negative return of the underlying stock.
▪	For example, if the underlying stock depreciates 5%, investors will receive a 5% return, or $1,050.00 per Trigger PLUS.
▪	The maximum return you may receive in this scenario is a positive 50% return at maturity.
▪	Downside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level, investors will lose the benefit of the absolute return feature and will instead receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final stock price from the initial stock price. This amount will be less than 50% of the stated principal amount per Trigger PLUS.
▪	For example, if the underlying stock depreciates 60%, investors will lose 60% of their principal and receive only $400.00 per Trigger PLUS at maturity, or 40% of the stated principal amount.

June 2026	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2026	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to the Trigger PLUS Generally

▪	The Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level (which is 50% of the initial stock price), you will lose the benefit of the absolute return feature and the payment at maturity will be an amount in cash that is over 50% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the underlying stock and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	If the Trigger PLUS are automatically redeemed prior to maturity, the appreciation potential of the Trigger PLUS is limited to the early redemption payment. If the Trigger PLUS are automatically redeemed prior to maturity, investors will not participate in any appreciation of the underlying stock, and the return on the Trigger PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Trigger PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Trigger PLUS. If the Trigger PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Trigger PLUS at a comparable return for a similar level of risk.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, your maximum downside gain on the Trigger PLUS is limited by the trigger level. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price and greater than or equal to the trigger level, you will receive at maturity $1,000 plus a return equal to the absolute stock return, which will reflect a 1% positive return for each 1% negative return on the underlying stock, subject to an effective limit of 50%. Because you will not receive a positive return if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has depreciated below the trigger level, at maturity your maximum downside payment will be $1,500.00 per $1,000.00 stated principal amount Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of

June 2026	Page 9

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the Common Stock of Sandisk Corporation due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Trigger PLUS. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Trigger PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the underlying stock.
▪	We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your Trigger PLUS and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the Trigger PLUS as of the date of the notice of acceleration. An acceleration event means an underlying stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock (as defined in the accompanying product supplement) is available. If the payment on your Trigger PLUS is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” in the accompanying product supplement for more information.
▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.
▪	The final terms and estimated valuation of the Trigger PLUS will be provided in the pricing supplement. The final terms of the Trigger PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Trigger PLUS and the early redemption payment will be provided in the pricing supplement and may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Trigger PLUS based on the minimums for the estimated value of the Trigger PLUS and the early redemption payment.
▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly

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with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent has determined the initial stock price and the trigger level, will determine the final stock price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the strike date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the underlying stock and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the strike date could have affected the initial stock price and the trigger level and, therefore, if the Trigger PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final stock price must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final stock price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS

▪	The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS will exceed the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, the estimated cost of hedging our obligations under the Trigger PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary

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Principal at Risk Securities

market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Risks Relating to the Trigger PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the Trigger PLUS;
o	the likelihood of an automatic early redemption being triggered;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;

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o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

Risks Relating to the Underlying Stock

▪	Investing in the Trigger PLUS is not equivalent to investing in the underlying stock. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Sandisk Corporation. Sandisk Corporation is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Trigger PLUS. We have not made any due diligence inquiry with respect to Sandisk Corporation in connection with this offering.
▪	We may engage in business with or involving Sandisk Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Sandisk Corporation without regard to your interests and thus may acquire non-public information about Sandisk Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Sandisk Corporation, which may or may not recommend that investors buy or hold the underlying stock.
▪	Limited trading history. The underlying stock commenced trading on The Nasdaq Stock Market on February 24, 2025 and therefore has limited historical performance. Accordingly, historical information for the underlying stock is available only since that date. Past performance should not be considered indicative of future performance.
▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock, such as mergers and spin-offs. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Trigger PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the Trigger PLUS in making these determinations.

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Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Sandisk Corporation Overview

Sandisk Corporation is a developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Sandisk Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-42420 through the SEC’s website at www.sec.gov.

The closing price of one share of the underlying stock on June 23, 2026 was $1,963.60. The underlying stock commenced trading on The Nasdaq Stock Market on February 24, 2025 and therefore has limited historical performance. The following graph shows the closing prices of the underlying stock for each day from February 24, 2025 through June 23, 2026. We obtained the closing price information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of one share of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the valuation date.

The Common Stock of Sandisk Corporation – Daily Closing Prices* February 24, 2025 through June 23, 2026

*The dotted line in the graph indicates the trigger level, equal to 50% of the initial stock price.

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying stock or other securities of Sandisk Corporation. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the first paragraph under this “Sandisk Corporation Overview” section, without independent verification. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Sandisk Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Sandisk Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Sandisk Corporation Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time the Trigger PLUS are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Sandisk Corporation could affect the value received at maturity, if any, with respect to the Trigger PLUS and therefore the trading prices of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS will be lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, the estimated cost of hedging our obligations under the Trigger PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS will be lower than the original issue price (price to public) of the Trigger PLUS” in this document.

Secondary market prices of the	For information about factors that will impact any secondary market prices of the Trigger

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Principal at Risk Securities

Trigger PLUS:	PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Trigger PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price.  However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.  Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Trigger PLUS with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Trigger PLUS.  You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Auto-Callable Dual Directional Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Sandisk Corporation Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger

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Principal at Risk Securities

PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

You may revoke your offer to purchase the Trigger PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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